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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 28, 2008
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Commission File Number 000-25375

VIGNETTE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	74-2769415 (IRS Employer Identification No.)
1301 South MoPac Expressway Austin, Texas 78746 (Address of Principal Executive Offices, Including Zip Code)

(512) 741-4300
(Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced in the Current Report on Form 8-K filed on October 20, 2008, Alex Shootman has announced his intention to resign as SVP, Worldwide Sales and Services of Vignette Corporation (the Company). Mr. Shootman's resignation will be effective as of November 14, 2008.

On October 30, 2008, the Company and Mr. Shootman entered into a Separation Agreement pursuant to which the Company will continue to pay Mr. Shootman at his current base salary for a period of 20 weeks, less applicable withholdings, provided, however, that in the event Mr. Shootman is rehired by the Company or hired by another employer at any time during that 20 week period, such payments will cease. The vesting of Mr. Shootman's stock options and restricted stock will end on November 14, 2008, and he will have 90 days in which to exercise any options that are vested. The Company will pay Mr. Shootman for all current accrued but unused vacation time, less applicable withholdings. The Company will pay Mr. Shootman's monthly premium under COBRA for one month. In addition, Mr. Shootman has agreed (1) not to provide services or to participate in any way with any company that competes with the products and services provided by the Company for a period of 12 months and (2) not to solicit employees of the Company for a period of 18 months. The agreement contains standard provisions whereby Mr. Shootman releases the Company from various possible claims and liabilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VIGNETTE CORPORATION
Dated: November 3, 2008	By:	/s/ T. Patrick Kelly T. Patrick Kelly Chief Financial Officer